[DANSKIN, INC. LETTERHEAD]


March 27, 1997

Mr. Donald Schupak
Schupak Group
730 Fifth Avenue
Suite 1901
New York, New York 10019

         Re:      Heads of Agreement

Dear Donald:

         The following sets forth the binding terms and conditions of your engagement by the Company as its Chairman of the Board of Directors.

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

1.       Title                          Chairman of the Board of Directors.

2.       Term                          Earlier of (i) consummation of the Equity Transaction (as defined below), (ii) consummation of the Refinancing Transaction (as defined below) and (iii) December 31, 1997.

3.       Reporting                     Report to other members of the Board.

4.       Duties                        Devote a significant part of your business time and attention to duties as Chairman, and, in particular, undertake a leadership role with respect to (a) the raising of equity capital needed by the Company for its on-going operations and as required to avoid the $3 million fee (the
                                       "Additional Equity Fee") payable pursuant to the Sixth Amendment to the
                                       First Union Amended and Restated Credit Agreement, and (b) the development of a long-term business plan. These efforts are intended to
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Mr. Donald Schupak              -2-          March 27, 1997


                                       culminate in either (i) the consummation prior to or on December 31, 1997 of a transaction or a series of transactions resulting in the Company's obtaining of aggregate net proceeds of Equity (as defined below) of at least
                                       $6.0 million (the "Equity Transaction"), (ii) the Company's being relieved of its obligation to pay the Additional Equity Fee by reason of a refinancing of the First Union bank debt prior to or on December 31, 1997
                                       (the "Refinancing Transaction") or (iii) the Company's being relieved of its obligation to pay the Additional Equity Fee by reason of a waiver or other agreement by First Union in effect as of December 31, 1997 (the "Non-Payment
                                       Condition").

5.       Compensation                  In consideration for your agreement to act, and the services you will provide to the Company, as Chairman, you are hereby granted an option (the
                                       "Equity Transaction Option") to acquire 4% of the outstanding common stock of the Company, on a fully diluted basis (taking into account all convertible preferred stock, common stock equivalents and any other common stock based instruments or securities, including warrants and convertible debt), immediately after giving effect to the Equity Transaction. Upon the consummation of the Equity Transaction, the Equity Transaction Option shall no longer be convertible into the 4% Conversion Stock or the 3% Conversion
                                       Stock (each as defined below).

                                       In the event that either prior to or on December 31, 1997 the Refinancing
                                       Transaction is consummated or the Non-Payment Condition is satisfied as of
                                       December 31, 1997, then immediately prior to the consummation of the
                                       Refinancing Transaction or as of December 31, 1997 in the case of the satisfaction of the Non-Payment Condition, the

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Mr. Donald Schupak              -3-          March 27, 1997

                                       Equity Transaction Option shall convert into, and the Company shall immediately issue to you, stock certificates representing 4% of the outstanding shares of the Company's common stock, on a fully diluted basis
                                       (taking into account all convertible preferred stock, common stock equivalents and any other common stock based instruments or securities
                                       (including warrants and convertible debt) that are outstanding immediately prior to the consummation of the Refinancing Transaction or the satisfaction of the Non-Payment Condition, as the case may be) (the "4% Conversion
                                       Stock").

                                       In the event that (i) neither the Equity Transaction nor the Refinancing
                                       Transaction occurs on or prior to December 31, 1997, (ii) a petition for relief under title 11 of the United States Code is filed by or against the
                                       Company on or prior to December 31, 1997 or (iii) the Non-Payment Condition
                                       has not been satisfied as of December 31, 1997, then on the earlier to occur of December 31, 1997 or the date of such filing of a petition referred to in clause (ii) above, the Equity Transaction Option shall convert into, and the
                                       Company shall immediately issue to you, stock certificates representing 3%
                                       of the then outstanding shares of the Company's common stock, on a fully diluted basis (taking into account all convertible preferred stock, common stock equivalents and any other common stock based instruments or securities, including warrants and convertible debt that are outstanding immediately prior to the issuance of such shares of common stock) (the "3%
                                       Conversion Stock").


5.1     Exercisability of the          Immediately exercisable following consummation of the Equity
        Equity Transaction             Transaction.
        Option:

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Mr. Donald Schupak              -4-          March 27, 1997

5.2     Exercise Price of the          The exercise price will be the per share price of common stock of
        Equity Transaction             the Company purchased or otherwise acquired in the Equity
        Option:                        Transaction, whether through a purchase of common stock directly, or indirectly through the purchase of an instrument convertible or otherwise exchangeable into common stock (collectively, the "Equity"). If the exercise price of the Equity Transaction Option is based in whole or in part on the exercise or conversion price of warrants, convertible preferred stock or convertible debt issued in the Equity Transaction, the exercise price of the
                                       Equity Transaction Option shall be reduced by any premium in the exercise or conversion price of such securities attributable to their yield and/or seniority, as determined by the Company's financial advisor.

5.3     Term of the                    Five years from the date of the Equity Transaction.
        Equity Transaction
        Option:

5.4     Termination of the             Right to exercise the Equity Transaction Option, retain stock
        Equity Transaction             following exercise or retain either the 4% Conversion Stock or
        Option and 4%                  the 3% Conversion Stock (as the case may be) will immediately
        Conversion Stock and           terminate if the Company terminates you as Chairman for "cause" or you
        3% Conversion Stock:           resign as Chairman during the term of your engagement.

5.5     Equity Transaction             The Equity Transaction Option will be formalized in a standard
        Option                         option agreement. Option documentation shall contain usual and
        Documentation:                 customary provisions with respect to changes in capitalization that impact all of the outstanding shares of the Company's common stock.
                                       Subsequent to the Equity Transaction, the Equity Transaction Option will not be afforded anti-dilution protection other than that applicable to all holders of the

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Mr. Donald Schupak              -5-          March 27, 1997

                                       Company's common stock. You will have unlimited piggy-back registration rights (subject to usual and customary cut-backs) in respect of the shares of common stock issuable to you upon exercise of the Equity Transaction
                                       Option, the 4% Conversion Stock and the 3% Conversion Stock.

5.6     Reservation of Shares          The Company shall reserve adequate shares of common stock to at
        and Other Corporate            least cover all shares subject to the Equity Transaction Option and/or
        Action:                        the 4% Conversion Stock and the 3% Conversion Stock, and shall take all other corporate action reasonably necessary to implement the terms of the proposed engagement agreement (including the terms of the Equity Transaction
                                       Option).

6.      Expenses, etc.                 $7,500 per month for the first three months of engagement and $10,000 per month thereafter to defray office overhead. In addition, direct reimbursement of properly documented and reasonable travel and other expenses incidental to your performance of duties as Chairman (including your activities as Chairman in furtherance of the consummation of the Equity
                                       Transaction or the Refinancing Transaction or the satisfaction of the
                                       Non-Payment Condition).

7.      Contingent Equity              If you are retained by the Company in any capacity immediately following consummation of the Equity Transaction, the percentage of outstanding equity of the Company that may be acquired upon exercise of the Equity Transaction
                                       Option will increase from 4% to 12%, on a fully diluted basis (taking into account all convertible preferred stock, common stock equivalents and any other common stock based instruments or securities, including warrants and convertible debt), immediately after giving effect to the Equity
                                       Transaction.


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Mr. Donald Schupak              -6-          March 27, 1997

8.      Confidentiality Agreement      Standard confidentiality provision.
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        The Company looks forward to great success as you take on your new role.

                                      Very truly yours,

                                      s/ Henry T. Mortimer, Jr.
                                      -----------------------------------
                                      Henry T. Mortimer, Jr.,
                                      Chairman of the Executive Committee
                                      of the Board of Directors


AGREED AND ACCEPTED
this 27 day of March, 1997

s/Donald Schupak
---------------------------
Donald Schupak